28969 Information Lane

Easton, Maryland 21601

Phone 410-763-7800

PRESS RELEASE

Shore Bancshares Reports Second Quarter and First-Half Results

Easton, Maryland (07/24/2014) - Shore Bancshares, Inc. (NASDAQ - SHBI) reported net income of $1.305 million or $0.13 per diluted common share for the second quarter of 2014, compared to net income of $1.258 million or $0.15 per diluted common share for the first quarter of 2014, and net income of $361 thousand or $0.04 per diluted common share for the second quarter of 2013. The Company reported net income of $2.6 million or $0.28 per diluted common share for the first half of 2014, compared to net income of $583 thousand or $0.07 per diluted common share for the first half of 2013. Basic and diluted earnings per share for the second quarter of 2014 and the first half of 2014 were impacted by the increase in weighted average shares due to the Company’s public offer and sale of its common stock, which is discussed below. Weighted average shares increased to 10.0 million for the second quarter of 2014 from 8.5 million for both the first quarter of 2014 and second quarter of 2013. Similarly, weighted average shares increased to 9.3 million for the first half of 2014 from 8.5 million for the first half of 2013.

During the second quarter of 2014, the Company sold 4,140,000 shares of its common stock for a price of $8.25 per share (the “stock sale”). The Company received $31.2 million in net proceeds after deducting certain direct costs related to the stock sale, primarily underwriting discounts and commissions. The Company contributed $20.0 million of the net proceeds to its wholly-owned subsidiary, The Talbot Bank of Easton, Maryland (“Talbot Bank”), to satisfy regulatory capital requirements, and intends to use the remaining net proceeds for general corporate purposes.

When comparing the second quarter of 2014 to the first quarter of 2014, the primary reasons for the higher net income were a decrease in noninterest expense of $198 thousand and an increase in net interest income of $124 thousand, which were mainly offset by a decrease in noninterest income of $260 thousand. When comparing the second quarter of 2014 to the second quarter of 2013, the main reasons for the improved results were a decline in the provision for credit losses of $1.8 million, which was impacted by the sale of loans and other real estate owned (the “Asset Sale”) by Talbot Bank during the fourth quarter of 2013, and an increase in noninterest income of $566 thousand, which were partially offset by a decline in net interest income of $554 thousand and an increase in noninterest expense of $158 thousand. When comparing the first half of 2014 to the first half of 2013, improved earnings were due to a decline in the provision for credit losses of $2.9 million, an increase in noninterest income of $864 thousand and a decline in noninterest expense of $218 thousand, which were partially offset by a decline in net interest income of $708 thousand.

“We are pleased to report improved earnings over the linked quarter and the second quarter of 2013, as well as the first half of 2014 relative to the first half of 2013, all of which reflect our positive earnings trend,” said Lloyd L. “Scott” Beatty, Jr., president and chief executive officer. “Additionally, our credit profile continues to improve with nonaccrual loans declining $4.0 million, or 21%, from the end of the first quarter of 2014, and $19.6 million, or 56%, since June 30, 2013, as we continue to resolve problem credits. Due to the success of the stock sale, our total stockholders’ equity to total assets increased to 12.91% at June 30, 2014 from 9.97% at March 31, 2014, providing additional capital strength to the Company and its subsidiaries.”

Balance Sheet Review

Total assets were $1.065 billion at June 30, 2014, a $10.7 million, or 1.0%, increase when compared to the $1.054 billion at the end of 2013. The slightly higher amount of total assets was primarily due to an increase in investment securities ($55.7 million), which was partly funded by the proceeds from the stock sale. The increase in investment securities was somewhat offset by a decline in interest-bearing deposits with other banks ($39.7 million) and loans, including loans held for sale ($5.8 million). Loans held for sale at December 31, 2013 were reclassified to loans during the first quarter of 2014. Goodwill and other intangible assets at June 30, 2014 decreased $2.6 million from the end of 2013 mainly due to the sale of the Company’s wholesale insurance subsidiary, Tri-State General Insurance Agency, LTD (“TSGIA”), on June 6, 2014.

Total deposits at June 30, 2014 decreased $20.0 million, or 2.1%, when compared to December 31, 2013. The decrease in total deposits was mainly due to a decline in time ($23.4 million) and interest-bearing demand deposits ($8.9 million), which was partially offset by an increase in money market and savings deposits ($11.3 million). Total stockholders’ equity increased $34.2 million, or 33.1%, when compared to the end of 2013 primarily due to the proceeds from the stock sale. At June 30, 2014, the ratio of total equity to total assets was 12.91% and the ratio of total tangible equity to total tangible assets was 11.81%, higher than the 9.80% and 8.41%, respectively, at December 31, 2013.

Total assets at June 30, 2014 increased $10.6 million, or 1.0%, when compared to total assets at June 30, 2013. The increase in assets was due to higher investment securities ($110.0 million) that was partially offset by a decline in loans ($72.5 million) and interest-bearing deposits with other banks ($29.6 million). The decline in loans was primarily a result of the Asset Sale during the fourth quarter of 2013, loan charge offs and net loan repayments. Total deposits decreased $8.6 million, or less than 1.0%, when compared to June 30, 2013. The decrease in total deposits was mainly due to a decline in time deposits ($43.7 million), which reduced the Company’s excess liquidity. The decrease in time deposits was partially offset by increases in all other deposit categories. Total stockholders’ equity increased $23.9 million, or 21.0%, when compared to June 30, 2013 primarily as a result of the stock sale.

Review of Quarterly Financial Results

Net interest income was $8.4 million for the second quarter of 2014, compared to $8.3 million for the first quarter of 2014 and $9.0 million for the second quarter of 2013. The increase in net interest income when compared to the first quarter of 2014 was mainly due to higher volumes of and yields earned on average investment securities and lower volumes of and rates paid on average time deposits. The decline in net interest income for the second quarter of 2014 when compared to the second quarter of 2013 was primarily due to lower volumes of and yields earned on loans, partially offset by lower volumes of and rates paid on time deposits and money market and savings deposits. The Company’s net interest margin was 3.49% for the second quarter of 2014, compared to 3.50% for the first quarter of 2014 and 3.60% for the second quarter of 2013.

The provision for credit losses was $950 thousand for the three months ended June 30, 2014. The comparable amounts were $975 thousand and $2.7 million for the three months ended March 31, 2014 and June 30, 2013, respectively. The lower level of provision for credit losses when comparing the second quarter of 2014 to the first quarter of 2014 was primarily due to declines in nonaccrual loans. The lower level of provision for credit losses when comparing the second quarter of 2014 to the second quarter of 2013 was primarily due to decreases in both loan net charge-offs and nonaccrual loans. Net charge-offs were $1.9 million for the second quarter of 2014, $1.6 million for the first quarter of 2014 and $2.7 million for the second quarter of 2013. The ratio of annualized net charge-offs to average loans was 1.10% for the second quarter of 2014, 0.93% for the first quarter of 2014 and 1.38% for the second quarter of 2013. The ratio of the allowance for credit losses to period-end loans was 1.28% at June 30, 2014, lower than the 1.43% at March 31, 2014 and 2.01% at June 30, 2013, which reflects improved credit quality in the loan portfolio.

At June 30, 2014, nonperforming assets were $19.4 million, a decline of $4.6 million, or 19.1%, when compared to March 31, 2014. Additionally, accruing troubled debt restructurings (“TDRs”) increased less than 1.0% to $25.4 million at June 30, 2014 from $25.3 million at March 31, 2014. When comparing June 30, 2014 to June 30, 2013, nonperforming assets decreased $21.8 million, or 53.0%, and accruing TDRs decreased $24.9 million, or 49.5%. The positive trend in nonperforming assets and TDRs when comparing June 30, 2014 to June 30, 2013 was mainly accomplished with the previously-mentioned Asset Sale. At June 30, 2014, the ratio of nonperforming assets to total assets was 1.82%, lower than the 2.28% and 3.91% at March 31, 2014 and June 30, 2013, respectively. In addition, the ratio of accruing TDRs to total assets at June 30, 2014 was 2.39%, compared to 2.41% at March 31, 2014 and 4.77% at June 30, 2013.

Total noninterest income for the second quarter of 2014 decreased $260 thousand, or 5.4%, when compared to the first quarter of 2014 and increased $566 thousand, or 14.3%, when compared to the second quarter of 2013. The decrease from the first quarter of 2014 was primarily due to a decline in insurance agency commissions ($541 thousand) that was partially offset by an increase in other noninterest income ($213 thousand). Insurance agency commissions for the second quarter of 2014 were lower when compared to the first quarter of 2014 due to the fact that contingency commission payments are typically received in the first quarter of the year. Included in other noninterest income for the second quarter of 2014 was a $114 thousand gain on the sale of TSGIA and $77 thousand more in income from an insurance investment than in the first quarter of 2014. Included in total noninterest income for the second quarter of 2013 was a $1.3 million loss incurred due to the termination of interest rate caps. This loss was substantially offset by $913 thousand in gains on sales of investment securities. These transactions, along with smaller losses on sales of other real estate owned ($119 thousand) and the gain on the TSGIA sale, were the primary reasons for the increase in noninterest income for the second quarter of 2014 when compared to the second quarter of 2013.

Total noninterest expense for the second quarter of 2014 decreased $198 thousand, or 2.0%, when compared to the first quarter of 2014 and increased $158 thousand, or 1.6%, when compared to the second quarter of 2013. The decrease from the first quarter of 2014 was primarily due to a decline in almost all expense categories, $212 thousand of which was due to approximately one less month of expenses for TSGIA as a result of its sale in early June 2014. This decline was somewhat offset by an increase in other noninterest expenses, which included higher collection expense for loans. The increase in total noninterest expense from the second quarter of 2013 was primarily due to higher loan collection costs.

Review of Six-Month Financial Results

Net interest income for the first six months of 2014 was $16.8 million, a decrease of 4.1% when compared to the first six months of 2013. The decrease was primarily due to lower volumes of and yields earned on loans, partially offset by lower volumes of and rates paid on time deposits and money market and savings deposits. Rates paid on deposits declined enough to improve the net interest margin to 3.50% for the first half of 2014 from the 3.45% for the first half of 2013.

The provisions for credit losses for the six months ended June 30, 2014 and 2013 were $1.9 million and $4.9 million, respectively, while net charge-offs were $3.6 million and $5.1 million, respectively. The ratio of year-to-date annualized net charge-offs to average loans was 1.02% for the first half of 2014 and 1.32% for the first half of 2013.

Total noninterest income for the six months ended June 30, 2014 increased $864 thousand, or 10.2%, when compared to the same period in 2013. Included in total noninterest income for the first half of 2013 were the $1.3 million loss incurred to terminate the interest rate caps and the $913 thousand in gains on sales of investment securities discussed above. In addition, insurance agency commissions grew $167 thousand and trust and investment fee income grew $103 thousand in the first half of 2014 when compared to the first half of 2013. Included in other noninterest income for the first half of 2014 were smaller losses on sales of other real estate owned ($188 thousand) and the gain on the TSGIA sale.

Total noninterest expense for the six months ended June 30, 2014 decreased $218 thousand, or 1.1%, when compared to the same period in 2013. The decrease was primarily due to lower write-downs of other real estate owned of $552 thousand, or 75.8%, which was partially offset by higher expenses in almost all other expense categories, which aggregated $334 thousand, or 1.7%.

Shore Bancshares Information

Shore Bancshares, Inc. is a financial holding company headquartered in Easton, Maryland and is the largest independent bank holding company located on Maryland’s Eastern Shore. It is the parent company of two banks, The Talbot Bank of Easton, Maryland, and CNB; three insurance producer firms, The Avon-Dixon Agency, LLC, Elliott Wilson Insurance, LLC and Jack Martin and Associates, Inc.; and an insurance premium finance company, Mubell Finance, LLC. Shore Bancshares, Inc. engages in the trust services business through the trust department at CNB under the name “Wye Financial & Trust”. Additional information is available at www.shorebancshares.com.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Shore Bancshares, Inc. with the Securities and Exchange Commission entitled “Risk Factors”.

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

For further information contact: George Rapp, Chief Financial Officer, 410-763-7800

Shore Bancshares, Inc.	Page 4 of 11
Financial Highlights
(Dollars in thousands, except per share data)

	For the Three Months Ended				For the Six Months Ended
	June 30,				June 30,
	2014	2013	Change		2014	2013	Change
PROFITABILITY FOR THE PERIOD
Net interest income	$8,447	$9,001	(6.2)%		$16,770	$17,478	(4.1)%
Provision for credit losses	950	2,700	(64.8)		1,925	4,850	(60.3)
Noninterest income	4,528	3,962	14.3		9,316	8,452	10.2
Noninterest expense	9,917	9,759	1.6		20,032	20,250	(1.1)
Income before income taxes	2,108	504	318.3		4,129	830	397.5
Income tax expense	803	143	461.5		1,566	247	534.0
Net income	$1,305	$361	261.5		$2,563	$583	339.6

Return on average assets	0.50%	0.13%	37	bp	0.49%	0.11%	38	bp
Return on average equity	4.47	1.27	320		4.66	1.03	363
Return on average tangible equity (1)	5.28	1.66	362		5.60	1.38	422
Net interest margin	3.49	3.60	(11)		3.50	3.45	5
Efficiency ratio - GAAP	76.30	75.13	117		76.66	77.93	(127)
Efficiency ratio - Non-GAAP (1)	76.51	74.45	206		76.48	77.30	(82)

PER SHARE DATA
Basic net income per common share	$0.13	$0.04	225.0%		$0.28	$0.07	300.0%
Diluted net income per common share	0.13	0.04	225.0		0.28	0.07	300.0
Dividends paid per common share	-	-	-		-	-	-
Book value per common share at period end	10.90	13.43	(18.8)
Tangible book value per common share at period end (1)	9.84	11.52	(14.6)
Market value at period end	9.01	7.36	22.4
Market range:
High	10.49	7.75	35.4		10.49	7.75	35.4
Low	8.57	5.97	43.6		8.57	5.20	64.8

AVERAGE BALANCE SHEET DATA
Loans	$708,718	$785,442	(9.8)%		$708,216	$784,604	(9.7)%
Investment securities	183,559	141,193	30.0		169,635	143,960	17.8
Earning assets	972,976	1,005,474	(3.2)		969,658	1,025,006	(5.4)
Assets	1,048,592	1,077,852	(2.7)		1,046,591	1,099,958	(4.9)
Deposits	915,241	943,577	(3.0)		919,360	965,330	(4.8)
Stockholders' equity	117,089	114,208	2.5		110,811	114,229	(3.0)

CREDIT QUALITY DATA AT PERIOD END
Net charge-offs	$1,943	$2,712	(28.4)%		$3,574	$5,118	(30.2)%

Nonaccrual loans	$15,176	$34,818	(56.4)
Loans 90 days past due and still accruing	5	3	66.7
Other real estate owned	4,201	6,408	(34.4)
Total nonperforming assets	19,382	41,229	(53.0)
Accruing troubled debt restructurings (TDRs)	25,402	50,278	(49.5)
Total nonperforming assets and accruing TDRs	$44,784	$91,507	(51.1)

CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets	12.91%	10.77%	214	bp
Period-end tangible equity to tangible assets (1)	11.81	9.39	242

Annualized net charge-offs to average loans	1.10	1.38	(28)		1.02%	1.32%	(30	)bp

Allowance for credit losses as a percent of:
Period-end loans	1.28	2.01	(73)
Nonaccrual loans	59.80	45.16	1,464
Nonperforming assets	46.83	38.14	869
Accruing TDRs	35.73	31.27	446
Nonperforming assets and accruing TDRs	20.27	17.18	309

As a percent of total loans:
Nonaccrual loans	2.14	4.45	(231)
Accruing TDRs	3.58	6.43	(285)
Nonaccrual loans and accruing TDRs	5.72	10.88	(516)

As a percent of total loans+other real estate owned:
Nonperforming assets	2.72	5.23	(251)
Nonperforming assets and accruing TDRs	6.27	11.60	(533)

As a percent of total assets:
Nonaccrual loans	1.43	3.30	(187)
Nonperforming assets	1.82	3.91	(209)
Accruing TDRs	2.39	4.77	(238)
Nonperforming assets and accruing TDRs	4.21	8.68	(447)

(1) See the reconciliation table on page 11 of 11.

Shore Bancshares, Inc.	Page 5 of 11
Consolidated Balance Sheets
(In thousands, except per share data)

				June 30, 2014	June 30, 2014
	June 30,	December 31,	June 30,	compared to	compared to
	2014	2013	2013	December 31, 2013	June 30, 2013
ASSETS
Cash and due from banks	$22,997	$21,238	$22,607	8.3%	1.7%
Interest-bearing deposits with other banks	69,717	109,384	99,332	(36.3)	(29.8)
Federal funds sold	1,656	468	2,567	253.8	(35.5)
Investment securities available for sale (at fair value)	202,826	147,101	95,336	37.9	112.7
Investment securities held to maturity	5,071	5,185	2,591	(2.2)	95.7

Loans held for sale	-	3,521	-	(100.0)	-

Loans	709,659	711,919	782,188	(0.3)	(9.3)
Less: allowance for credit losses	(9,076)	(10,725)	(15,723)	(15.4)	(42.3)
Loans, net	700,583	701,194	766,465	(0.1)	(8.6)

Premises and equipment, net	14,954	15,198	15,315	(1.6)	(2.4)
Goodwill	11,931	12,454	12,454	(4.2)	(4.2)
Other intangible assets, net	1,397	3,520	3,668	(60.3)	(61.9)
Other real estate owned, net	4,201	3,779	6,408	11.2	(34.4)
Other assets	29,520	31,082	27,534	(5.0)	7.2

Total assets	$1,064,853	$1,054,124	$1,054,277	1.0	1.0

LIABILITIES
Noninterest-bearing deposits	$173,837	$172,797	$158,562	0.6	9.6
Interest-bearing deposits	739,648	760,671	763,545	(2.8)	(3.1)
Total deposits	913,485	933,468	922,107	(2.1)	(0.9)

Short-term borrowings	7,801	10,140	10,095	(23.1)	(22.7)
Accrued expenses and other liabilities	6,074	7,217	8,481	(15.8)	(28.4)
Total liabilities	927,360	950,825	940,683	(2.5)	(1.4)

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; authorized 35,000,000 shares	126	85	85	48.2	48.2
Additional paid in capital	63,497	32,207	32,169	97.2	97.4
Retained earnings	74,007	71,444	81,661	3.6	(9.4)
Accumulated other comprehensive loss	(137)	(437)	(321)	68.6	57.3
Total stockholders' equity	137,493	103,299	113,594	33.1	21.0

Total liabilities and stockholders' equity	$1,064,853	$1,054,124	$1,054,277	1.0	1.0

Period-end common shares outstanding	12,615	8,471	8,461	48.9	49.1
Book value per common share	$10.90	$12.19	$13.43	(10.6)	(18.8)

Shore Bancshares, Inc.	Page 6 of 11
Consolidated Statements of Operations
(In thousands, except per share data)

	For the Three Months Ended			For the Six Months Ended
	June 30,			June 30,
	2014	2013	% Change	2014	2013	% Change
INTEREST INCOME
Interest and fees on loans	$8,812	$10,142	(13.1)%	$17,687	$20,049	(11.8)
Interest and dividends on investment securities:
Taxable	669	568	17.8	1,190	1,211	(1.7)
Tax-exempt	3	4	(25.0)	6	9	(33.3)
Interest on federal funds sold	-	1	(100.0)	-	3	(100.0)
Interest on deposits with other banks	39	40	(2.5)	95	90	5.6
Total interest income	9,523	10,755	(11.5)	18,978	21,362	(11.2)

INTEREST EXPENSE
Interest on deposits	1,071	1,748	(38.7)	2,198	3,870	(43.2)
Interest on short-term borrowings	5	6	(16.7)	10	14	(28.6)
Total interest expense	1,076	1,754	(38.7)	2,208	3,884	(43.2)

NET INTEREST INCOME	8,447	9,001	(6.2)	16,770	17,478	(4.1)
Provision for credit losses	950	2,700	(64.8)	1,925	4,850	(60.3)

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	7,497	6,301	19.0	14,845	12,628	17.6

NONINTEREST INCOME
Service charges on deposit accounts	602	600	0.3	1,160	1,172	(1.0)
Trust and investment fee income	455	393	15.8	886	783	13.2
Investment securities gains	-	913	(100.0)	-	913	(100.0)
Insurance agency commissions	2,536	2,633	(3.7)	5,613	5,446	3.1
Loss on termination of cash flow hedge	-	(1,306)	(100.0)	-	(1,306)	(100.0)
Other noninterest income	935	729	28.3	1,657	1,444	14.8
Total noninterest income	4,528	3,962	14.3	9,316	8,452	10.2

NONINTEREST EXPENSE
Salaries and wages	4,292	4,307	(0.3)	8,606	8,590	0.2
Employee benefits	1,020	1,006	1.4	2,202	2,140	2.9
Occupancy expense	577	612	(5.7)	1,204	1,209	(0.4)
Furniture and equipment expense	243	243	-	516	493	4.7
Data processing	739	706	4.7	1,499	1,409	6.4
Directors' fees	132	55	140.0	244	176	38.6
Amortization of intangible assets	60	74	(18.9)	134	148	(9.5)
Insurance agency commissions expense	394	458	(14.0)	906	919	(1.4)
FDIC insurance premium expense	377	367	2.7	835	733	13.9
Write-downs of other real estate owned	101	56	80.4	176	728	(75.8)
Other noninterest expenses	1,982	1,875	5.7	3,710	3,705	0.1
Total noninterest expense	9,917	9,759	1.6	20,032	20,250	(1.1)

Income before income taxes	2,108	504	318.3	4,129	830	397.5
Income tax expense	803	143	461.5	1,566	247	534.0

NET INCOME	$1,305	$361	261.5	$2,563	$583	339.6

Weighted average shares outstanding - basic	10,013	8,461	18.3	9,246	8,460	9.3
Weighted average shares outstanding - diluted	10,024	8,465	18.4	9,258	8,460	9.4

Basic net income per common share	$0.13	$0.04	225.0	$0.28	$0.07	300.0
Diluted net income per common share	0.13	0.04	225.0	0.28	0.07	300.0
Dividends paid per common share	-	-	-	-	-	-

Shore Bancshares, Inc.	Page 7 of 11
Consolidated Average Balance Sheets
(Dollars in thousands)

	For the Three Months Ended				For the Six Months Ended
	June 30,				June 30,
	2014		2013		2014		2013
	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/
	balance	rate	balance	rate	balance	rate	balance	rate
Earning assets
Loans	$708,718	5.00%	$785,442	5.19%	$708,216	5.05%	$784,604	5.17%
Loans held for sale	-	-	-	-	1,206	-	-	-
Investment securities
Taxable	183,128	1.46	140,614	1.62	169,203	1.42	143,380	1.70
Tax-exempt	431	4.23	579	4.81	432	4.24	580	4.83
Federal funds sold	1,476	0.05	2,992	0.10	1,591	0.05	5,573	0.11
Interest-bearing deposits	79,223	0.20	75,847	0.21	89,010	0.22	90,869	0.20
Total earning assets	972,976	3.93%	1,005,474	4.30%	969,658	3.96%	1,025,006	4.21%
Cash and due from banks	20,376		22,510		21,536		23,731
Other assets	64,915		66,967		65,555		68,070
Allowance for credit losses	(9,675)		(17,099)		(10,158)		(16,849)
Total assets	$1,048,592		$1,077,852		$1,046,591		$1,099,958

Interest-bearing liabilities
Demand deposits	$171,004	0.14%	$162,589	0.15%	$172,395	0.14%	$168,120	0.16%
Money market and savings deposits (1)	220,850	0.12	225,117	0.67	221,610	0.12	234,597	0.82
Certificates of deposit $100,000 or more	171,830	1.11	203,641	1.32	175,292	1.12	209,929	1.35
Other time deposits	183,336	1.02	197,644	1.30	185,137	1.05	199,399	1.38
Interest-bearing deposits	747,020	0.58	788,991	0.89	754,434	0.59	812,045	0.96
Short-term borrowings	8,633	0.22	10,752	0.24	8,987	0.22	11,366	0.25
Total interest-bearing liabilities	755,653	0.57%	799,743	0.88%	763,421	0.58%	823,411	0.95%
Noninterest-bearing deposits	168,221		154,586		164,926		153,285
Accrued expenses and other liabilities	7,629		9,315		7,433		9,033
Stockholders' equity	117,089		114,208		110,811		114,229
Total liabilities and stockholders' equity	$1,048,592		$1,077,852		$1,046,591		$1,099,958

Net interest spread		3.36%		3.42%		3.38%		3.26%
Net interest margin		3.49%		3.60%		3.50%		3.45%

(1)	Interest on money market and savings deposits for the three and six months ended June 30, 2013 included an adjustment to expense related to interest rate caps and the hedged deposits associated with them. This adjustment increased interest expense $279 thousand and $695 thousand for the three and six months ended June 30, 2013, respectively. Interest expense for the three and six months ended June 30, 2014 did not reflect this adjustment because the interest rate caps were terminated in June of 2013.

Shore Bancshares, Inc.	Page 8 of 11
Financial Highlights By Quarter
(Dollars in thousands, except per share data)

	2nd quarter	1st quarter	4th quarter	3rd quarter	2nd quarter	2Q 14		2Q 14
	2014	2014	2013	2013	2013	compared to		compared to
	(2Q 14)	(1Q 14)	(4Q 13)	(3Q 13)	(2Q 13)	1Q 14		2Q 13
PROFITABILITY FOR THE PERIOD
Taxable-equivalent net interest income	$8,469	$8,347	$8,595	$8,852	$9,028	1.5%		(6.2)%
Less: Taxable-equivalent adjustment	22	24	25	24	27	(8.3)		(18.5)
Net interest income	8,447	8,323	8,570	8,828	9,001	1.5		(6.2)
Provision for credit losses	950	975	474	22,460	2,700	(2.6)		(64.8)
Noninterest income	4,528	4,788	4,215	4,792	3,962	(5.4)		14.3
Noninterest expense	9,917	10,115	10,468	9,968	9,759	(2.0)		1.6
Income (loss) before income taxes	2,108	2,021	1,843	(18,808)	504	4.3		318.3
Income tax expense (benefit)	803	763	668	(7,416)	143	5.2		461.5
Net income (loss)	$1,305	$1,258	$1,175	$(11,392)	$361	3.7		261.5

Return on average assets	0.50%	0.49%	0.44%	(4.24)%	0.13%	1	bp	37	bp
Return on average equity	4.47	4.88	4.50	(39.68)	1.27	(41)		320
Return on average tangible equity (1)	5.28	5.97	5.53	(46.03)	1.66	(69)		362
Net interest margin	3.49	3.50	3.47	3.54	3.60	(1)		(11)
Efficiency ratio - GAAP	76.30	77.01	81.72	73.06	75.13	(71)		117
Efficiency ratio - Non-GAAP (1)	76.51	76.44	81.14	74.13	74.45	7		206

PER SHARE DATA
Basic net income (loss) per common share	$0.13	$0.15	$0.14	$(1.35)	$0.04	(13.3)%		225.0%
Diluted net income (loss) per common share	0.13	0.15	0.14	(1.35)	0.04	(13.3)		225.0
Dividends paid per common share	-	-	-	-	-	-		-
Book value per common share at period end	10.90	12.35	12.19	12.06	13.43	(11.7)		(18.8)
Tangible book value per common share at period end (1)	9.84	10.47	10.31	10.16	11.52	(6.0)		(14.6)
Market value at period end	9.01	9.51	9.22	8.80	7.36	(5.3)		22.4
Market range:
High	10.49	9.99	9.45	9.06	7.75	5.0		35.4
Low	8.57	9.00	8.50	7.06	5.97	(4.8)		43.6

AVERAGE BALANCE SHEET DATA
Loans	$708,718	$707,708	$718,070	$772,008	$785,442	0.1%		(9.8)%
Investment securities	183,559	155,556	145,181	124,020	141,193	18.0		30.0
Earning assets	972,976	966,304	982,519	993,068	1,005,474	0.7		(3.2)
Assets	1,048,592	1,044,568	1,060,315	1,064,919	1,077,852	0.4		(2.7)
Deposits	915,241	923,524	938,293	932,867	943,577	(0.9)		(3.0)
Stockholders' equity	117,089	104,462	103,507	113,904	114,208	12.1		2.5

CREDIT QUALITY DATA AT PERIOD END
Net charge-offs	$1,943	$1,631	$1,050	$26,882	$2,712	19.1%		(28.4)%

Nonaccrual loans excluding nonaccrual loans held for sale (hfs)	$15,176	$19,156	$14,626	$17,501	$34,818	(20.8)		(56.4)
Loans 90 days past due and still accruing	5	121	270	9	3	(95.9)		66.7
Other real estate owned	4,201	4,672	3,779	5,776	6,408	(10.1)		(34.4)
Total nonperforming assets excluding nonaccrual loans hfs	19,382	23,949	18,675	23,286	41,229	(19.1)		(53.0)
Nonaccrual loans hfs	-	-	3,521	7,265	-	-		-
Total nonperforming assets including nonaccrual loans hfs	$19,382	$23,949	$22,196	$30,551	$41,229	(19.1)		(53.0)

Accruing troubled debt restructurings (TDRs) excluding TDRs hfs	$25,402	$25,333	$26,088	$29,439	$50,278	0.3		(49.5)
Accruing TDRs hfs	-	-	-	14,842	-	-		-
Total accruing TDRs including TDRs hfs	$25,402	$25,333	$26,088	$44,281	$50,278	0.3		(49.5)

Total nonperforming assets and accruing TDRs excluding nonaccrual loans and TDRs hfs	$44,784	$49,282	$44,763	$52,725	$91,507	(9.1)		(51.1)
Nonaccrual loans and TDRs hfs	-	-	3,521	22,107	-	-		-
Total nonperforming assets and accruing TDRs including nonaccrual loans and TDRs hfs	$44,784	$49,282	$48,284	$74,832	$91,507	(9.1)		(51.1)

CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets	12.91%	9.97%	9.80%	9.70%	10.77%	294	bp	214	bp
Period-end tangible equity to tangible assets (1)	11.81	8.58	8.41	8.30	9.39	323		242

Annualized net charge-offs to average loans	1.10	0.93	0.58	13.81	1.38	17		(28)

Allowance for credit losses as a percent of (including loans hfs):
Period-end loans	1.28	1.43	1.51	1.57	2.01	(15)		(73)
Nonaccrual loans	59.80	52.56	59.10	45.63	45.16	724		1,464
Nonperforming assets	46.83	42.04	48.32	36.99	38.14	479		869
Accruing TDRs	35.73	39.75	41.11	25.52	31.27	(402)		446
Nonperforming assets and accruing TDRs	20.27	20.43	22.21	15.10	17.18	(16)		309

As a percent of total loans (including loans hfs):
Nonaccrual loans	2.14	2.72	2.54	3.34	4.45	(58)		(231)
Accruing TDRs	3.58	3.60	3.65	5.97	6.43	(2)		(285)
Nonaccrual loans and accruing TDRs	5.72	6.32	6.19	9.31	10.88	(60)		(516)

As a percent of total loans+other real estate owned (including loans hfs):
Nonperforming assets	2.72	3.38	3.09	4.08	5.23	(66)		(251)
Nonperforming assets and accruing TDRs	6.27	6.96	6.72	10.00	11.60	(69)		(533)

As a percent of total assets (including loans hfs):
Nonaccrual loans	1.43	1.83	1.72	2.36	3.30	(40)		(187)
Nonperforming assets	1.82	2.28	2.11	2.91	3.91	(46)		(209)
Accruing TDRs	2.39	2.41	2.47	4.21	4.77	(2)		(238)
Nonperforming assets and accruing TDRs	4.21	4.69	4.58	7.12	8.68	(48)		(447)

(1) See the reconciliation table on page 11 of 11.

Shore Bancshares, Inc.	Page 9 of 11
Consolidated Statements of Operations By Quarter
(In thousands, except per share data)

						2Q 14	2Q 14
						compared to	compared to
	2Q 14	1Q 14	4Q 13	3Q 13	2Q 13	1Q 14	2Q 13
INTEREST INCOME
Interest and fees on loans	$8,812	$8,875	$9,242	$9,767	$10,142	(0.7)%	(13.1)%
Interest and dividends on investment securities:
Taxable	669	521	504	357	568	28.4	17.8
Tax-exempt	3	3	3	5	4	-	(25.0)
Interest on federal funds sold	-	-	1	-	1	-	(100.0)
Interest on deposits with other banks	39	56	57	53	40	(30.4)	(2.5)
Total interest income	9,523	9,455	9,807	10,182	10,755	0.7	(11.5)

INTEREST EXPENSE
Interest on deposits	1,071	1,127	1,230	1,348	1,748	(5.0)	(38.7)
Interest on short-term borrowings	5	5	7	6	6	-	(16.7)
Total interest expense	1,076	1,132	1,237	1,354	1,754	(4.9)	(38.7)

NET INTEREST INCOME	8,447	8,323	8,570	8,828	9,001	1.5	(6.2)
Provision for credit losses	950	975	474	22,460	2,700	(2.6)	(64.8)

NET INTEREST INCOME (LOSS) AFTER PROVISION FOR CREDIT LOSSES	7,497	7,348	8,096	(13,632)	6,301	2.0	19.0

NONINTEREST INCOME
Service charges on deposit accounts	602	558	599	600	600	7.9	0.3
Trust and investment fee income	455	431	429	401	393	5.6	15.8
Investment securities gains	-	-	-	-	913	-	(100.0)
Insurance agency commissions	2,536	3,077	2,477	2,724	2,633	(17.6)	(3.7)
Loss on termination of cash flow hedge	-	-	-	-	(1,306)	-	(100.0)
Other noninterest income	935	722	710	1,067	729	29.5	28.3
Total noninterest income	4,528	4,788	4,215	4,792	3,962	(5.4)	14.3

NONINTEREST EXPENSE
Salaries and wages	4,292	4,314	4,336	4,420	4,307	(0.5)	(0.3)
Employee benefits	1,020	1,182	983	971	1,006	(13.7)	1.4
Occupancy expense	577	627	569	566	612	(8.0)	(5.7)
Furniture and equipment expense	243	273	252	275	243	(11.0)	-
Data processing	739	760	773	718	706	(2.8)	4.7
Directors' fees	132	112	92	86	55	17.9	140.0
Amortization of intangible assets	60	74	74	74	74	(18.9)	(18.9)
Insurance agency commissions expense	394	512	470	409	458	(23.0)	(14.0)
FDIC insurance premium expense	377	458	613	467	367	(17.7)	2.7
Write-downs of other real estate owned	101	75	371	219	56	34.7	80.4
Other noninterest expenses	1,982	1,728	1,935	1,763	1,875	14.7	5.7
Total noninterest expense	9,917	10,115	10,468	9,968	9,759	(2.0)	1.6

Income (loss) before income taxes	2,108	2,021	1,843	(18,808)	504	4.3	318.3
Income tax expense (benefit)	803	763	668	(7,416)	143	5.2	461.5

NET INCOME (LOSS)	$1,305	$1,258	$1,175	$(11,392)	$361	3.7	261.5

Weighted average shares outstanding - basic	10,013	8,471	8,463	8,461	8,461	18.2	18.3
Weighted average shares outstanding - diluted	10,024	8,484	8,474	8,461	8,465	18.2	18.4

Basic net income (loss) per common share	$0.13	$0.15	$0.14	$(1.35)	$0.04	(13.3)	225.0
Diluted net income (loss) per common share	0.13	0.15	0.14	(1.35)	0.04	(13.3)	225.0
Dividends paid per common share	-	-	-	-	-	-	-

Shore Bancshares, Inc.	Page 10 of 11
Consolidated Average Balance Sheets By Quarter
(Dollars in thousands)

											Average balance
											2Q 14	2Q 14
											compared to	compared to
	2Q 14		1Q 14		4Q 13		3Q 13		2Q 13		1Q 14	2Q 13
	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/
	balance	rate	balance	rate	balance	rate	balance	rate	balance	rate
Earning assets
Loans	$708,718	5.00%	$707,708	5.10%	$718,070	5.07%	$772,008	5.03%	$785,442	5.19%	0.1%	(9.8)%
Loans held for sale	-	-	2,425	-	15,047	2.38	-	-	-	-	(100.0)	-
Investment securities
Taxable	183,128	1.46	155,123	1.36	144,699	1.38	123,499	1.15	140,614	1.62	18.1	30.2
Tax-exempt	431	4.23	433	4.25	482	4.39	521	5.27	579	4.81	(0.5)	(25.6)
Federal funds sold	1,476	0.05	1,708	0.05	2,692	0.06	1,618	0.07	2,992	0.10	(13.6)	(50.7)
Interest-bearing deposits	79,223	0.20	98,907	0.23	101,529	0.22	95,422	0.22	75,847	0.21	(19.9)	4.5
Total earning assets	972,976	3.93%	966,304	3.98%	982,519	3.97%	993,068	4.08%	1,005,474	4.30%	0.7	(3.2)
Cash and due from banks	20,376		22,708		20,900		22,088		22,510		(10.3)	(9.5)
Other assets	64,915		66,203		70,048		65,001		66,967		(1.9)	(3.1)
Allowance for credit losses	(9,675)		(10,647)		(13,152)		(15,238)		(17,099)		(9.1)	(43.4)
Total assets	$1,048,592		$1,044,568		$1,060,315		$1,064,919		$1,077,852		0.4	(2.7)

Interest-bearing liabilities
Demand deposits	$171,004	0.14%	$173,801	0.14%	$176,492	0.15%	$172,143	0.16%	$162,589	0.15%	(1.6)	5.2
Money market and savings deposits (1)	220,850	0.12	222,378	0.12	211,294	0.12	207,162	0.12	225,117	0.67	(0.7)	(1.9)
Certificates of deposit $100,000 or more	171,830	1.11	178,792	1.13	190,117	1.16	198,495	1.23	203,641	1.32	(3.9)	(15.6)
Other time deposits	183,336	1.02	186,960	1.08	188,645	1.14	192,878	1.24	197,644	1.30	(1.9)	(7.2)
Interest-bearing deposits	747,020	0.58	761,931	0.60	766,548	0.64	770,678	0.69	788,991	0.89	(2.0)	(5.3)
Short-term borrowings	8,633	0.22	9,345	0.22	10,505	0.23	10,695	0.23	10,752	0.24	(7.6)	(19.7)
Total interest-bearing liabilities	755,653	0.57%	771,276	0.60%	777,053	0.63%	781,373	0.69%	799,743	0.88%	(2.0)	(5.5)
Noninterest-bearing deposits	168,221		161,593		171,745		162,189		154,586		4.1	8.8
Accrued expenses and other liabilities	7,629		7,237		8,010		7,453		9,315		5.4	(18.1)
Stockholders' equity	117,089		104,462		103,507		113,904		114,208		12.1	2.5
Total liabilities and stockholders' equity	$1,048,592		$1,044,568		$1,060,315		$1,064,919		$1,077,852		0.4	(2.7)

Net interest spread		3.36%		3.38%		3.34%		3.39%		3.42%
Net interest margin		3.49%		3.50%		3.47%		3.54%		3.60%

(1)	Interest on money market and savings deposits for the second quarter of 2013 included an adjustment to expense related to interest rate caps and the hedged deposits associated with them. This adjustment increased interest expense $279 thousand for the second quarter of 2013. Interest expense for the other quarters presented did not reflect this adjustment because the interest rate caps were terminated in June of 2013.

Shore Bancshares, Inc.	Page 11 of 11
Reconciliation of Generally Accepted Accounting Principles (GAAP)
and Non-GAAP Measures
(In thousands, except per share data)

						YTD	YTD
	2Q 14	1Q 14	4Q 13	3Q 13	2Q 13	6/30/2014	6/30/2013

The following reconciles return on average equity and return on average tangible equity (Note 1):
Net income (loss)	$1,305	$1,258	$1,175	$(11,392)	$361	$2,563	$583
Net income (loss) - annualized (A)	$5,234	$5,102	$4,662	$(45,197)	$1,448	$5,168	$1,176

Net income (loss), excluding net amortization of intangible assets	$1,341	$1,303	$1,220	$(11,347)	$406	$2,644	$673

Net income (loss), excluding net amortization of intangible assets - annualized (B)	$5,379	$5,284	$4,840	$(45,018)	$1,628	$5,332	$1,357

Average stockholders' equity (C)	$117,089	$104,462	$103,507	$113,904	$114,208	$110,811	$114,229
Less: Average goodwill and other intangible assets	(15,295)	(15,945)	(16,018)	(16,092)	(16,166)	(15,618)	(16,204)
Average tangible equity (D)	$101,794	$88,517	$87,489	$97,812	$98,042	$95,193	$98,025

Return on average equity (GAAP) (A)/(C)	4.47%	4.88%	4.50%	(39.68)%	1.27%	4.66%	1.03%
Return on average tangible equity (Non-GAAP) (B)/(D)	5.28%	5.97%	5.53%	(46.03)%	1.66%	5.60%	1.38%

The following reconciles GAAP efficiency ratio and non-GAAP efficiency ratio (Note 2):

Noninterest expense (E)	$9,917	$10,115	$10,468	$9,968	$9,759	$20,032	$20,250
Less: Amortization of intangible assets	(60)	(74)	(74)	(74)	(74)	(134)	(148)
Other nonrecurring adjustments	-	-	-	-	49	-	49
Adjusted noninterest expense (F)	$9,857	$10,041	$10,394	$9,894	$9,734	$19,898	$20,151

Taxable-equivalent net interest income (G)	$8,469	$8,347	$8,595	$8,852	$9,028	$16,816	$17,532
Nonrecurring adjustment	-	-	-	-	(308)	-	(308)
Taxable-equivalent net interest income excluding nonrecurring adjustment (H)	$8,469	$8,347	$8,595	$8,852	$8,720	$16,816	$17,224

Noninterest income (I)	$4,528	$4,788	$4,215	$4,792	$3,962	$9,316	$8,452
Less: Investment securities (gains)/losses	-	-	-	-	(913)	-	(913)
Other nonrecurring (gains)/losses	(114)	-	-	(297)	1,306	(114)	1,306
Adjusted noninterest income (J)	$4,414	$4,788	$4,215	$4,495	$4,355	$9,202	$8,845

Efficiency ratio (GAAP) (E)/(G)+(I)	76.30%	77.01%	81.72%	73.06%	75.13%	76.66%	77.93%
Efficiency ratio (Non-GAAP) (F)/(H)+(J)	76.51%	76.44%	81.14%	74.13%	74.45%	76.48%	77.30%

The following reconciles book value per common share and tangible book value per common share (Note 1):

Stockholders' equity (K)	$137,493	$104,632	$103,299	$102,001	$113,594
Less: Goodwill and other intangible assets	(13,328)	(15,900)	(15,974)	(16,048)	(16,122)
Tangible equity (L)	$124,165	$88,732	$87,325	$85,953	$97,472

Shares outstanding (M)	12,615	8,471	8,471	8,461	8,461

Book value per common share (GAAP) (K)/(M)	$10.90	$12.35	$12.19	$12.06	$13.43
Tangible book value per common share (Non-GAAP) (L)/(M)	$9.84	$10.47	$10.31	$10.16	$11.52

The following reconciles equity to assets and tangible equity to tangible assets (Note 1):

Stockholders' equity (N)	$137,493	$104,632	$103,299	$102,001	$113,594
Less: Goodwill and other intangible assets	(13,328)	(15,900)	(15,974)	(16,048)	(16,122)
Tangible equity (O)	$124,165	$88,732	$87,325	$85,953	$97,472

Assets (P)	$1,064,853	$1,049,514	$1,054,124	$1,051,384	$1,054,277
Less: Goodwill and other intangible assets	(13,328)	(15,900)	(15,974)	(16,048)	(16,122)
Tangible assets (Q)	$1,051,525	$1,033,614	$1,038,150	$1,035,336	$1,038,155

Period-end equity/assets (GAAP) (N)/(P)	12.91%	9.97%	9.80%	9.70%	10.77%
Period-end tangible equity/tangible assets (Non-GAAP) (O)/(Q)	11.81%	8.58%	8.41%	8.30%	9.39%

Note 1: Management believes that reporting tangible equity and tangible assets more closely approximates the adequacy of capital for regulatory purposes.

Note 2: Management believes that reporting the non-GAAP efficiency ratio more closely measures its effectiveness of controlling cash-based operating activities.

CONTACT: George Rapp, Chief Financial Officer, 410-763-7800